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                                                                EXHIBIT 23.2


                        Consent of Ernest & Young LLP



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-80875) of The Sled Dogs Company and in the related Prospectus of our report dated May 13, 1997, with respect to the consolidated financial statements of The Sled Dogs Company included in this Annual Report (Form 10-KSV) for the year ended March 31, 1997.


                                                /s/ Ernst & Young



Minneapolis, Minnesota
June 26, 1997